Exhibit 99.2

Contact:

Kenneth Smith

Chief Financial Officer

716.826.6500 ext. 3217

kwsmith@gibraltar1.com

Gibraltar Reports Second-Quarter Financial Results

Buffalo, New York, August 1, 2013 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today reported its financial results for the three and six-month periods ended June 30, 2013. All financial measures in this release reflect only the Company’s continuing operations unless otherwise noted.

Second-Quarter Financial Results

Gibraltar’s net sales for the second quarter of 2013 rose 2% to $224.5 million, compared with $219.7 million for the second quarter of 2012. Second-quarter 2013 adjusted net income was $8.2 million, or $0.26 per diluted share, compared with $8.7 million, or $0.28 per diluted share, in the second quarter of 2012. The adjusted second-quarter 2013 results exclude after-tax special charges of $0.5 million, or $0.01 per diluted share, resulting from exit activity costs related to business restructuring. The adjusted net income for the second quarter of 2012 excluded after-tax special charges totaling $0.8 million, or $0.02 per diluted share, consisting of exit activity and acquisition-related costs. Including these items in the respective periods, the second-quarter 2013 GAAP results were net income of $7.7 million, or $0.25 per diluted share, compared with net income of $7.9 million, or $0.26 per diluted share, in the second quarter of 2012.

Six Month Financial Results

For the six months ended June 30, 2013, total net sales increased to $421.3 million, from $411.9 million in the comparable 2012 period, a 2% increase. Adjusted net income from continuing operations was $9.4 million, or $0.30 per diluted share, compared to $11.3 million, or $0.37 per diluted share, in the comparable period of 2012. The adjusted results for the first half of 2013 exclude after-tax special charges of $5.3 million, or $0.17 per diluted share, resulting primarily from costs related to the Company’s successful re-financing of its senior subordinated notes during the first quarter, which lowered the interest rate by 175 basis points. Adjusted net income for the first six months of 2012 excludes after-tax special charges of $2.0 million, or $0.07 per diluted share, for exit activity costs related to business restructuring and acquisition-related costs. Including these items, the GAAP net income in the first six months of 2013 was $4.1 million, or $0.13 per diluted share, compared with $9.4 million, or $0.30 per diluted share, in the comparable period of 2012.

Management Comments

“We continued to see improvement as anticipated in some key areas of our business in the second quarter, but these positive developments were offset by lower-than-expected organic revenues,” said Chairman and Chief Executive Officer Brian Lipke. “Our guidance for the quarter was for consolidated revenues to increase 9% year-over-year, led by incremental sales from our recent acquisitions. Although we did see the double-digit growth in the multi-family building market that we anticipated, sales in all of our other end markets were lower than our forecast. Growth in the infrastructure market was modestly slower as expected; however, industrial product revenues were significantly slower. Repair and remodel activity in the residential and low-rise commercial building markets also fell short of our expectations. As a result, our organic sales were down 5% year-over-year, and our total revenues grew only 2% from the second quarter last year.”

“Several positive factors combined to partially offset the shortfall in organic revenue growth in terms of both our top and bottom lines,” said Lipke. “The three acquisitions we completed during the fourth quarter of 2012 contributed meaningfully to our second-quarter sales and margins. These businesses are continuing to perform as expected, and their integration processes are continuing as planned. In addition, our West Coast operation continued to deliver on its margin improvement goals. We also continued to benefit from lower interest expense due to the refinancing of our notes in January of this year. Nonetheless, adjusted earnings per share for the quarter were below our guidance due to the revenue weakness.”

“Sales of our products for single- and multi-family new home construction increased from the second quarter last year,” said Henning Kornbrekke, President and Chief Operating Officer. “We clearly have entered a fundamentally solid long-term recovery in residential new construction, which represents about 10% of our business. Our largest revenue exposure for residential products is related to repair and remodeling where second-quarter activity continued to lag expectations and the prior year period.”

“Residential roofing demand, in particular, did not increase as we had expected in the second quarter,” Kornbrekke said. “We believe this was partly due to weather that was unfavorable for roofing in some parts of the country. It also reflected, we believe, continued reluctance among homeowners to commit to big-ticket remodeling projects. However, our infrastructure products business continued to perform well in the second quarter, driven by backlog, new orders and results from one of the businesses we acquired in the fourth quarter of 2012.”

“Conditions in our industrial markets were similar to those we experienced in the first quarter,” Kornbrekke said. “Industrial demand remained soft, primarily for products sold into the wholesale distribution channel, which ultimately serves a broad cross section of end markets. The reduced demand led to lower selling prices. These factors continued to affect our industrial product sales in North America, as well as in Europe where the ongoing recession continues to depress the automotive and construction markets that are a large part of our business.”

Outlook

“We continued to drive operational improvements across the company during the second quarter of 2013,” said Lipke. “Given the margin leverage in our business model, we are optimistic about Gibraltar’s prospects going forward. The fundamentals in the residential and low-rise commercial building markets are moving in a positive direction, but demand was not as strong as we had anticipated in the first half of 2013. Although we previously expected a second-half recovery in our industrial markets, which represent nearly 40% of our revenues, we now expect continued weakness in demand and pricing. As a result, we now expect that Gibraltar will deliver modest sales growth in 2013, led by the contributions from recent acquisitions, with slightly lower margins and earnings compared to 2012, with adjusted earnings per share in the range of $0.54 to $0.64 for the full year. Longer term, we believe that Gibraltar is well-positioned to deliver more significant improvement on both the top and bottom lines as our end markets resume their growth.”

Second-Quarter Conference Call Details

Gibraltar has scheduled a conference call today to discuss its results for the second quarter of 2013, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar

Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and low-rise commercial building markets, as well as industrial and infrastructure markets. The Company generates more than 80% of its sales from products that hold leading positions in their markets, and serves customers across North America and Europe. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement

Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related costs, and note re-financing costs. These adjustments are shown in the Non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial statements that accompany this news release. We believe that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement

Gibraltar expects to release its financial results for the three and nine month periods ending September 30, 2013, on Thursday, October 31, 2013, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

GIBRATLAR INDUSTRIES, INC.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net sales	$224,519	$219,734	$421,320	$411,905
Cost of sales	179,813	178,008	340,437	334,698

Gross profit	44,706	41,726	80,883	77,207
Selling, general, and administrative expense	28,423	25,433	59,404	53,891

Income from operations	16,283	16,293	21,479	23,316
Interest Expense	3,690	4,627	14,850	9,301
Other income	(9)	(315)	(75)	(346)

Income before taxes	12,602	11,981	6,704	14,361
Provision for income taxes	4,870	4,066	2,615	4,997

Income from continuing operations	7,732	7,915	4,089	9,364
Discontinued operations:
Loss before taxes	—	(16)	(7)	(153)
Benefit of income taxes	—	(7)	(3)	(57)

Loss from discontinued operations	—	(9)	(4)	(96)

Net income	$7,732	$7,906	$4,085	$9,268

Net earnings per share – Basic:
Income from continuing operations	$0.25	$0.26	$0.13	$0.30
Loss from discontinued operations	—	—	—	—

Net income	$0.25	$0.26	$0.13	$0.30

Weighted average shares outstanding – Basic	30,925	30,735	30,901	30,726

Net earnings per share – Diluted:
Income from continuing operations	$0.25	$0.26	$0.13	$0.30
Loss from discontinued operations	—	—	—	—

Net income	$0.25	$0.26	$0.13	$0.30

Weighted average shares outstanding – Diluted	31,099	30,815	31,079	30,806

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$44,637	$48,028
Accounts receivable, net of reserve	121,851	89,473
Inventories	119,022	116,357
Other current assets	17,051	13,380

Total current assets	302,561	267,238
Property, plant, and equipment, net	144,412	151,613
Goodwill	358,871	359,863
Acquired intangibles	94,966	98,759
Other assets	7,175	6,201

Total assets	$907,985	$883,674

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$81,812	$69,060
Accrued expenses	43,975	47,432
Current maturities of long-term debt	417	1,093

Total current liabilities	126,204	117,585
Long-term debt	213,604	206,710
Deferred income taxes	56,934	57,068
Other non-current liabilities	32,810	25,489
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares, 31,085 and 30,938 shares issued in 2013 and 2012	310	309
Additional paid-in capital	242,127	240,107
Retained earnings	246,167	242,082
Accumulated other comprehensive loss	(5,434)	(1,575)
Cost of 389 and 350 common shares held in treasury in 2013 and 2012	(4,737)	(4,101)

Total shareholders’ equity	478,433	476,822

Total liabilities & shareholders’ equity	$907,985	$883,674

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash Flows from Operating Activities
Net income	$4,085	$9,268
Loss from discontinued operations	(4)	(96)

Income from continuing operations	4,089	9,364
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13,716	13,292
Loss on early note redemption	7,166	—
Stock compensation expense	1,623	2,038
Non-cash charges to interest expense	496	789
Other non-cash adjustments	1,653	2,806
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(34,296)	(24,860)
Inventories	(3,628)	(7,146)
Other current assets and other assets	(3,206)	805
Accounts payable	13,487	15,851
Accrued expenses and other non-current liabilities	4,169	(14,937)

Net cash provided by (used in) operating activities of continuing operations	5,269	(1,998)
Net cash used in operating activities of discontinued operations	(7)	(36)

Net cash provided by (used in) operating activities	5,262	(2,034)

Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(4,741)	(4,562)
Cash paid for acquisitions, net of cash acquired	(146)	(2,705)
Net proceeds from sale of property and equipment	247	414

Net cash used in investing activities	(4,640)	(6,853)

Cash Flows from Financing Activities
Proceeds from long-term debt	210,000	—
Long-term debt payments	(205,080)	(404)
Payment of deferred financing fees	(3,755)	—
Payment of note redemption fees	(3,702)	—
Purchase of treasury stock at market prices	(636)	(968)
Net proceeds from issuance of common stock	336	10
Excess tax benefit from stock compensation	62	59

Net cash used in financing activities	(2,775)	(1,303)

Effect of exchange rate changes on cash	(1,238)	136

Net decrease in cash and cash equivalents	(3,391)	(10,054)
Cash and cash equivalents at beginning of year	48,028	54,117

Cash and cash equivalents at end of period	$44,637	$44,063

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Income Statement

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30, 2013
	As Reported In GAAP Statements	Restructuring Costs	Non-GAAP Item
Net Sales	$224,519	$—	$224,519
Cost of sales	179,813	(681)	179,132

Gross profit	44,706	681	45,387
Selling, general, and administrative expense	28,423	(78)	28,345

Income from operations	16,283	759	17,042
Operating margin	7.3%	0.3%	7.6%

Interest expense	3,690	—	3,690
Other Income	(9)	—	(9)

Income before income taxes	12,602	759	13,361
Provision for income taxes	4,870	279	5,149

Income from continuing operations	$7,732	$480	$8,212

Income from continuing operations per share – diluted	$0.25	$0.01	$0.26

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Income Statement

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30, 2012
	As Reported In GAAP Statements	Restructuring Costs	Acquisition Related Costs	Adjusted Statement of Operations
Net sales	$219,734	$—	$—	$219,734
Cost of sales	178,008	(1,113)	(89)	176,806

Gross profit	41,726	1,113	89	42,928
Selling, general, and administrative expense	25,433	(4)	(32)	25,397

Income from operations	16,293	1,117	121	17,531
Operating margin	7.4%	0.5%	0.1%	8.0%
Interest expense	4,627	—	—	4,627
Other income	(315)	—	—	(315)

Income before income taxes	11,981	1,117	121	13,219
Provision for income taxes	4,066	419	45	4,530

Income from continuing operations	$7,915	$698	$76	$8,689

Income from continuing operations per share – diluted	$0.26	$0.02	$—	$0.28

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Income Statement

(Unaudited)

(in thousands, except per share data)

	Six Months Ended June 30, 2013
	As Reported In GAAP Statements	Restructuring Costs	Acquisition Related Costs	Note Re-Financing	Adjusted Statement of Operations
Net sales	$421,320	$—	$—	$—	$421,320
Cost of sales	340,437	(710)	(203)	—	339,524

Gross profit	80,883	710	203	—	81,796
Selling, general, and administrative expense	59,404	(202)	(120)	—	59,082

Income from operations	21,479	912	323	—	22,714
Operating margin	5.1%	0.2%	0.1%		5.4%
Interest expense	14,850	—	—	(7,166)	7,684
Other income	(75)	—	—	—	(75)

Income before income taxes	6,704	912	323	7,166	15,105
Provision for income taxes	2,615	335	118	2,616	5,684

Income from continuing operations	$4,089	$577	$205	$4,550	$9,421

Income from continuing operations per share – diluted	$0.13	$0.02	$—	$0.15	$0.30

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Income Statement

(Unaudited)

(in thousands, except per share data)

	Six Months Ended June 30, 2012
	As Reported In GAAP Statements	Restructuring Costs	Acquisition Related Costs	Adjusted Statement of Operations
Net sales	$411,905	$—	$—	$411,905
Cost of sales	334,698	(2,879)	(150)	331,669

Gross profit	77,207	2,879	150	80,236
Selling, general, and administrative expense	53,891	(18)	(112)	53,761

Income from operations	23,316	2,897	262	26,475
Operating margin	5.7%	0.7%	0.0%	6.4%
Interest expense	9,301	—	—	9,301
Other income	(346)	—	—	(346)

Income before income taxes	14,361	2,897	262	17,520
Provision for income taxes	4,997	1,128	60	6,185

Income from continuing operations	$9,364	$1,769	$202	$11,335

Income from continuing operations per share – diluted	$0.30	$0.06	$0.01	$0.37